Dated: January 1, 2024

SCHEDULE A

TO THE

INVESTMENT ADVISORY AGREEMENT BETWEEN

PRAXIS MUTUAL FUNDS

AND

EVERENCE CAPITAL MANAGEMENT, INC.

NAME OF FUND	COMPENSATION (1)
Praxis Impact Bond Fund	Annual rate of forty-one-hundredths of one percent (0.40%) of the average daily net assets of such Fund up to and including $500 million; and thirty one-hundredths of one percent (0.30%) of the average daily net assets of such Fund over $500 million.
Praxis Value Index Fund	Annual rate of thirty-one-hundredths of one percent (0.30%) of the average daily net assets of such Fund up to and including $200 million; and twenty one-hundredths of one percent (0.20%) of the average daily net assets of such Fund over $200 million.
Praxis Growth Index Fund	Annual rate of thirty-one-hundredths of one percent (0.30%) of the average daily net assets of such Fund up to and including $200 million; and twenty one-hundredths of one percent (0.20%) of the average daily net assets of such Fund over $200 million.
Praxis Small Cap Index Fund	Annual rate of thirty-one-hundredths of one percent (0.30%) of the average daily net assets of such Fund up to and including $200 million; and twenty one-hundredths of one percent (0.20%) of the average daily net assets of such Fund over $200 million.
Praxis Genesis Conservative Allocation Fund	Annual rate of five one-hundredths of one percent (0.05%) of the average daily net assets of such Fund.
Praxis Genesis Balanced Allocation Fund	Annual rate of five one-hundredths of one percent (0.05%) of the average daily net assets of such Fund.

Praxis Genesis Growth Allocation Fund	Annual rate of five one-hundredths of one percent (0.05%) of the average daily net assets of such Fund.
Praxis International Index Fund	Annual rate of fifty one-hundredths of one percent (0.50%) of the average daily net assets of such Fund up to and including $100 million; thirty-eight one-hundredths of one percent (0.38%) of the average daily net assets of such Fund over $100 million and up to $500 million; and thirty-five one-hundredths of one percent (0.35%) of the average daily net assets of such Fund over $500 million.

PRAXIS MUTUAL FUNDS	EVERENCE CAPITAL MANAGEMENT, INC.

By:	/s/ Chad M. Horning	By:	/s/ Katherine J. Glick Miller
Name: Chad M. Horning		Name: Katherine J. Glick Miller
Title: President		Title: Assistant Secretary

(1)	All fees are computed daily and paid monthly